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                                                                    Exhibit 3(u)
                          CERTIFICATE OF INCORPORATION

                                       OF

                    OVERSEAS CONSTRUCTORS & ENGINEERS, INC.


1.  The name of the corporation is:

                    OVERSEAS CONSTRUCTORS & ENGINEERS, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of Common Stock which the corporation shall have authority to issue is one hundred thousand (100,000) and the par value of each such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6.  The name and mailing address of the incorporator is:

                                 L. M. Custis
                           Corporation Trust Center
                              1209 Orange Street
                          Wilmington, Delaware 19801

    I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of April, 1988.

                                                      L. M. Custis
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                CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                          OFFICE AND REGISTERED AGENT

                                       OF

                    OVERSEAS CONSTRUCTORS & ENGINEERS, INC.



          The Board of Directors of:

                   OVERSEAS CONSTRUCTORS & ENGINEERS, INC.

a corporation of the State of Delaware, on this 26th day of December, A.D. 1990, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is: 1014 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

          The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

          OVERSEAS CONSTRUCTORS & ENGINEERS, INC.

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Secretary, this 26th day of December, A.D. 1990.
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                    OVERSEAS CONSTRUCTORS & ENGINEERS, INC.


Overseas Constructors & Engineers, Inc., a corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

RESOLVED that the Board hereby declares it advisable and in the best interest of the Company that Article 1 of the Certificate of Incorporation be amended to read as follows:


              The name of the corporation is "ICF Kaiser Overseas Engineering, Inc."

          SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by, Alvin S. Rapp, its President, and attested by Paul Weeks, II, its Secretary, this 21st day of July A.D. 1995.


                                                     Alvin S. Rapp, President

                                                     Paul Weeks, II, Secretary